SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 15, 2024

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	EXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 15, 2024, Extra Space Storage Inc. (the “Company”) and Extra Space Storage LP (the “Operating Partnership”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents (collectively, the “Sales Agents”) and forward sellers, and Bank of Montreal, Bank of America, N.A., Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, Regions Securities LLC, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (collectively, the “Forward Purchasers”).

Under the terms of the Equity Distribution Agreement, the Company may issue and sell, and the Forward Purchasers may sell, from time to time through or to the Sales Agents, as sales agents and/or principals for the Company or sales agents for the Forward Purchasers, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $800.0 million (the “Securities”).

The Equity Distribution Agreement replaces and supersedes the previous equity distribution agreement, dated August 9, 2021, in effect with certain of the Sales Agents.

Sales of the Securities, if any, under the Equity Distribution Agreement may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on the New York Stock Exchange, on any other existing trading market for the Common Stock or through or to a market maker. The Sales Agents, subject to mutual agreement among the Sales Agents and the Company, may also sell Securities by any other method permitted by law, including but not limited to in privately negotiated transactions, which may include sales of the Securities to any Sales Agent as principal (including block trades), as the Company and the Sales Agent may agree. The Sales Agents are not required to sell any specific number or dollar amount of the Securities, but each Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities up to the amount specified, and otherwise in accordance with mutually agreed terms among the Sales Agents and the Company. The Company has no obligation to sell any Securities under the Equity Distribution Agreement, and, upon giving notice to the Sales Agents, may at any time suspend solicitation and offers under the Equity Distribution Agreement or terminate the Equity Distribution Agreement. The Sales Agents will be paid compensation of up to 2.0% of the gross proceeds from the sales of any Securities sold under the Equity Distribution Agreement. In connection with each forward sale agreement, the applicable Sales Agent, as forward seller, will receive a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed shares of Common Stock sold through such Sales Agent, as forward seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

The Company intends to contribute the net proceeds it receives from the issuance and sale by the Company of any Securities to or through the Sales Agents and from any forward sale agreement to fund potential acquisition opportunities, to repay amounts outstanding from time to time under the Company’s lines of credit and for other general corporate and working capital purposes.

The Securities will be offered pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-278690) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The foregoing descriptions of the material terms of the Equity Distribution Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Equity Distribution Agreement (including the form of forward sales agreement included therein), which is filed as an exhibit to this report and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibit is furnished herewith:

Exhibit Number	Description of Exhibit

1.1	Equity Distribution Agreement, dated as of April 15, 2024, among the Company, the Operating Partnership, the Sales Agents and the Forward Purchasers (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3 filed by Extra Space Storage Inc. on April 15, 2024).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: April 15, 2024	By	/s/ Gwyn McNeal
		Name:	Gwyn McNeal
		Title:	Executive Vice President and Chief Legal Officer